UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Rightside Group, Ltd.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36262 (Commission File Number)	32-0415537 (IRS Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300
Kirkland, Washington 98033

(Address of principal executive offices, including zip code)

(425) 289-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SVB Credit Facility

On August 1, 2014, Rightside Group, Ltd. (the “Company”), its domestic subsidiaries Rightside Operating Co. and eNom, Incorporated (together with the Company, the “U.S. Borrowers”) and its foreign subsidiaries DMIH Limited, United TLD Holdco Ltd. and Rightside Domains Europe Limited (collectively, the “Non-U.S. Borrowers” and together with the U.S. Borrowers, the “Borrowers”) entered into a credit agreement and related security and other agreements for a $30,000,000 senior secured revolving loan facility (the “SVB Credit Facility”) with Silicon Valley Bank (“SVB”) as lender, including a subfacility of $15,000,000 available for the issuance of letters of credit.  Loans to the U.S. Borrowers are subject to a sublimit of 2.5 times the Company’s consolidated domestic EBITDA (as determined under the SVB Credit Facility).  On August 1, 2014, letters of credit with a face amount of $10,975,000 that were previously issued under the credit agreement of Demand Media, Inc. were deemed to be issued under the SVB Credit Facility and the Company assumed all obligations to SVB related thereto.

Borrowings under the SVB Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either: (i) a base rate determined by reference to the highest of: (a) the prime rate; (b) 0.50% per annum above the federal funds effective rate; and (c) the Eurodollar base rate for an interest period of one month plus 1.00%, plus a margin ranging from 1.00% to 1.50%, depending on the Company’s consolidated senior leverage ratio (as determined under the SVB Credit Facility), or (ii) a Eurodollar base rate determined by reference to LIBOR for the interest period equivalent to such borrowing adjusted for certain reserve requirements, plus a margin ranging from 2.00% to 2.50%, depending on the Company’s consolidated senior leverage ratio (as determined under the SVB Credit Facility). Interest on the revolving loans is payable at the end of the applicable interest period for Eurodollar loans, but at least quarterly, and quarterly for base rate loans.  The Company is also obligated to pay other customary closing fees, upfront fees, commitment fees and letter of credit fees for a credit facility of this size and type.

The Borrowers may repay and reborrow revolving loans under the SVB Credit Facility until the maturity date of August 1, 2017, when all amounts outstanding under the facility must be repaid in full.

The Borrowers are permitted to voluntarily prepay outstanding loans under the SVB Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The credit agreement governing the SVB Credit Facility allows SVB to require mandatory prepayments of outstanding borrowings from amounts otherwise required to prepay term loans under the Company’s Tennenbaum Credit Facility, as further described below.

All obligations of the U.S. Borrowers under the SVB Credit Facility are unconditionally guaranteed by, and secured by substantially all of the assets of, the Company and the Company’s current and future material domestic subsidiaries, including the U.S. Borrowers.  All obligations of the Non-U.S. Borrowers under the SVB Credit Facility are unconditionally guaranteed by, and secured by substantially all of the assets of, the Company and the Company’s current and future material domestic and certain material foreign subsidiaries, including the U.S. Borrowers and the Non-U.S. Borrowers.

The credit agreement governing the SVB Credit Facility contains financial covenants, including a requirement that the Company maintain a minimum consolidated fixed charge coverage ratio, a maximum consolidated senior leverage ratio, a maximum consolidated net leverage ratio, and minimum liquidity.

The credit agreement governing the SVB Credit Facility contains customary representations and warranties and affirmative and negative covenants that, among other things (and subject to certain exceptions), restrict the ability of the Company and its subsidiaries from incurring additional indebtedness, granting additional liens, entering into fundamental changes, including mergers and consolidations, disposing of property, making payments on subordinated debt, paying dividends, redeeming or repurchasing stock, making investments, entering into certain transactions with affiliates, entering into sale-leaseback transactions, entering into certain swap arrangements, entering into certain restrictive agreements, and making certain amendments to organizational documents or subordinated debt documents, including the Tennenbaum Credit Facility described below.  In addition, the Company and its subsidiaries are required to maintain all of their domestic deposit and securities accounts with SVB.

The credit agreement governing the SVB Credit Facility also contains certain events of default, including, among others (and subject to certain thresholds and cure periods), non-payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, including the Tennenbaum Credit Facility described below, bankruptcy and insolvency defaults, judgment defaults, and the occurrence of a change of control.

The occurrence of an event of default could result in the acceleration of all outstanding obligations under the SVB Credit Facility.  Under certain circumstances, a default interest rate will apply on all outstanding obligations during the existence of an event of default at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

Concurrently with the SVB Credit Facility, the Company and SVB entered into a post-closing agreement.  This agreement provides that, among other things, within seven days of closing the Tennenbaum Credit Facility described below, the Company will amend the SVB Credit Facility to be no less restrictive and on terms no less favorable to SVB than the terms of the Tennenbaum Credit Facility.

The descriptions of the foregoing agreements are qualified in their entirety by reference to the complete terms and conditions of such agreements filed as Exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.

Tennenbaum Credit Facility

On August 6, 2014, the Company and its Cayman subsidiary United TLD Holdco Ltd. (“United,” and together with the Company, the “Borrowers”) entered into a credit agreement and related security and other agreements for a $30,000,000 term loan facility (the “Tennenbaum Credit Facility”) with Special Value Continuation Partners, LP and Tennenbaum Opportunities Fund VI, LLC as lenders and Obsidian Agency Services, Inc. as administrative agent and collateral agent.  On August 6, 2014, the Company incurred $10,000,000 in term loan borrowings and United incurred $20,000,000 in term loan borrowings under the Tennenbaum Credit Facility.

Term loans under the Tennenbaum Credit Facility bear interest at a rate per annum equal to LIBOR (but not less than 0.5% per annum) plus 8.75%.  Interest on the term loans is payable quarterly, beginning September 30, 2014.  The Company is also obligated to pay other customary closing fees and upfront fees for a credit facility of this size and type.

The principal amount of the term loans is scheduled to be repaid in quarterly installments of $375,000, beginning March 31, 2015.  Once repaid, term loans may not be reborrowed.  All amounts outstanding under the facility are due and payable in full on the maturity date of August 6, 2019.

The Borrowers are permitted to voluntarily prepay any outstanding term loans under the Tennenbaum Credit Facility by paying an amount equal to the principal amount being prepaid plus a premium of 4%, if prepaid in the first year the facility is outstanding, 2.5% in the second year, 1% in the third year, and 0% thereafter, plus customary “breakage” costs with respect to LIBOR loans.  Any such voluntary prepayments will be applied pro rata against the remaining principal installments.

The term loans under the Tennenbaum Credit Facility are subject to mandatory prepayments from 50% of excess cash flow (as determined under the Tennenbaum Credit Facility), which will be paid on the first to occur of the maturity, termination or refinancing of the SVB Credit Facility or the acceleration and termination of the SVB Credit Facility, from excess cash flow determined for the period from the closing of the Tennenbaum Credit Facility to the end of the fiscal year ended as of the date 90 days prior to such date, and thereafter annually for excess cash flow determined for each subsequent fiscal year.  In addition, mandatory prepayments, to the extent not used to prepay loans and cash collateralize letters of credit and permanently reduce the commitments under the SVB Credit Facility, are required from certain asset sales and insurance and condemnation events, subject to customary reinvestment rights.  Mandatory prepayments are also required from the issuances of certain indebtedness.  Mandatory prepayments from asset sales and issuances of indebtedness are subject to a prepayment premium that is the same as for voluntary prepayments.  Any such mandatory prepayments will be applied in inverse order of maturity against the remaining principal installments.

All obligations of the Company under the Tennenbaum Credit Facility are unconditionally guaranteed by, and secured by substantially all of the assets of, the Company and the Company’s current and future material domestic subsidiaries.  All obligations of United under the Tennenbaum Credit Facility are unconditionally guaranteed by, and secured by substantially all of the assets of, the Company and the Company’s current and future material domestic and material foreign subsidiaries

The credit agreement governing the Tennenbaum Credit Facility contains financial covenants, including a requirement that the Company maintain a maximum consolidated net leverage ratio and minimum liquidity.

The credit agreement governing the Tennenbaum Credit Facility contains customary representations and warranties and affirmative and negative covenants that, among other things (and subject to certain exceptions), restrict the ability of the Company and its subsidiaries from incurring additional indebtedness, granting additional liens, entering into sale-leaseback transactions, making investments, consummating mergers or consolidations, disposing of assets, paying dividends, redeeming or repurchasing stock, making payments on subordinated debt, entering into certain restrictive agreements, entering into certain transactions with affiliates, making certain capital expenditures, making certain amendments to subordinated debt documents, the SVB Credit Facility, organizational documents or equity interests, and owning new subsidiaries that are not wholly-owned subsidiaries.

The credit agreement governing the Tennenbaum Credit Facility also contains certain events of default, including, among others (and subject to certain thresholds and cure periods), non-payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, including the SVB Credit Facility, bankruptcy and insolvency defaults, judgment defaults, and the occurrence of a change of control.

The occurrence of an event of default could result in the acceleration of all outstanding obligations under the Tennenbaum Credit Facility.  Under certain circumstances, a default interest rate will apply on all outstanding obligations during the existence of an event of default at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

Jefferies LLC acted as the placement agent in connection with the Tennenbaum Credit Facility for which it will receive a $2.0 million fee.

The descriptions of the foregoing agreements are qualified in their entirety by reference to the complete terms and conditions of such agreements filed as Exhibits 10.3 and 10.4 to this Form 8-K, and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities

On August 6, 2014, in connection with the Tennenbaum Credit Facility, the Company entered into a warrant purchase agreement (the “Purchase Agreement”) with each of Special Value Continuation Partners, LP and Tennenbaum Opportunities Fund VI, LLC, the lenders to the Tennenbaum Credit Facility, pursuant to which the Company agreed to sell warrants to purchase up to an aggregate of 997,710 shares of common stock to such lenders (the “Warrants”).   Pursuant to the Purchase Agreement, the Company has agreed to indemnify the warrantholders against certain matters, the provisions of which are customary for transactions of this type.

The Warrants have an exercise price of $15.05 per share and will be exercisable in accordance with their terms at any time on or after February 6, 2015 through and including 5:00 p.m., Los Angeles time, on August 6, 2019. The Warrants contain a “cashless exercise” feature that allows the warrantholders to exercise such Warrants by surrendering a number of shares underlying the portion of the Warrant being exercised with a fair market value equal to the aggregate exercise price payable to the Company.

The Company and such warrantholders have also entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to prepare and file a registration statement covering the resale of the shares of common stock underlying the Warrants (the “Warrant Shares”) under certain circumstances on or after February 6, 2015.  The Company is not required to file or maintain such a registration statement if, among other things, the Warrant Shares may be transferred by the holder thereof without registration under the Securities Act of 1933 in reliance on Rule 144  and the following conditions are met: (i) the Warrant Shares have been held for at least one year from the later of the date the Company issues the Warrant Shares and any resale of such Warrant Shares, or (ii) the Warrant Shares have been held for at least six months but less than one year from the later of the date the Company issues the Warrant Shares and any resale of such Warrant Shares and the Company has complied with the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

The sale of the Warrants and, unless registered in accordance with the terms of the Registration Rights Agreement, any resale of the Warrants and Warrant Shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company issued the Warrants in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The investors acquired the Warrants for investment only and not with a view to or for sale in connection with any distribution of the Warrants or the Warrant Shares thereof, and appropriate legends were affixed to the Warrants. Each investor is an accredited investor and had adequate access to information about the registrant.

The foregoing summary descriptions of the material terms of the foregoing agreements are qualified in their entirety by reference to the complete and terms and conditions of such agreement filed as Exhibits 4.1 and 4.2 to this Form 8-K, and are incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant.

4.2	Registration Rights Agreement between Rightside Group Ltd. and the investors listed therein, dated as of August 6, 2014.

10.1	Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Silicon Valley Bank, dated as of August 1, 2014.

10.2	Guarantee and Collateral Agreement (U.S. Entities) by and among Rightside Group, Ltd., the other grantors listed therein and Silicon Valley Bank, dated as of August 6, 2014.

10.3	Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Obsidian Agency Services, Inc., dated as of August 6, 2014.

10.4	Guarantee and Collateral Agreement (U.S. Entities) by and among Rightside Group, Ltd., the other grantors listed therein and Obsidian Agency Services, Inc., dated as of August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rightside Group, Ltd.

By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

Date: August 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant.

4.2	Registration Rights Agreement between Rightside Group Ltd. and the investors listed therein, dated as of August 6, 2014.

10.1	Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Silicon Valley Bank, dated as of August 1, 2014.

10.2	Guarantee and Collateral Agreement (U.S. Entities) by and among Rightside Group, Ltd., the other grantors listed therein and Silicon Valley Bank, dated as of August 6, 2014.

10.3	Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Obsidian Agency Services, Inc., dated as of August 6, 2014.

10.4	Guarantee and Collateral Agreement (U.S. Entities) by and among Rightside Group, Ltd., the other grantors listed therein and Obsidian Agency Services, Inc., dated as of August 6, 2014.